Exhibit 10.1

CONFIDENTIAL TREATMENT HAS BEEN REQUESTED FOR PORTIONS OF THIS DOCUMENT. THE CONFIDENTIAL PORTIONS HAVE BEEN REDACTED AND ARE DENOTED BY AN ASTERIK IN BRACKETS [*]. THE CONFIDENTIAL PORTIONS HAVE BEEN SEPARATELY FILED WITH THE SECURITIES AND EXCHANGE COMMISSION.

AMENDMENT NO. 3 TO

MATRIX COMMERCIALIZATION COLLABORATION

AGREEMENT

THIS AMENDMENT NO. 3 TO MATRIX COMMERCIALIZATION COLLABORATION AGREEMENT (this “Amendment No. 3”) is dated as of June 25, 2013 (the “Amendment No. 3 Effective Date”) by and between Musculoskeletal Transplant Foundation, Inc., a non-profit corporation formed under the laws of the District of Columbia, and having a principal place of business at 125 May Street, Suite 300, Edison, New Jersey 08837 (“MTF”), and Orthofix Holdings, Inc., a corporation organized under the laws of the State of Delaware, and having a principal place of business at 3451 Plano Parkway, Lewisville, Texas 75056 (“Orthofix”) (each individually a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Parties have entered into that certain Matrix Commercialization Collaboration Agreement dated as of July 28, 2008, as amended by that certain Amendment No. 1 to Matrix Commercialization Collaboration Agreement dated as of December 15, 2010 and that certain Amendment No. 2 to Matrix Commercialization Collaboration Agreement dated as of January 9, 2012 (collectively the “Original Agreement”), pursuant to which the Parties have collaborated on the commercialization of the Matrix I and Matrix II (capitalized terms utilized in this Amendment No. 3 and not otherwise defined in this Amendment No. 3 to have the respective meaning assigned and ascribed to such terms under the Original Agreement);

WHEREAS, the Parties desire further to collaborate with respect to the development and commercialization of an additional allogenic cancellous bone matrix containing viable mesenchymal stem cells and/or osteoprogenitor cells and conforming to the Matrix III Specifications (as defined herein) (hereinafter identified as the “Matrix III”);

WHEREAS, neither Party currently makes the Matrix III commercially available and the Parties believe that they can develop and commercialize the Matrix III more effectively and efficiently together than on their own;

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

WHEREAS, to effectuate that collaboration, the Parties wish, subject to the terms and conditions of the Original Agreement, as amended hereby, to (a) give responsibility to (i) MTF to develop and improve the Matrix III and (ii) Orthofix to develop application tools and instruments in connection with the Matrix III and to provide specified funding to MTF for MTF’s development and improvement of the Matrix III, and (b) share responsibility for contributing scientific or medical personnel, technical expertise and other resources to the development and improvement of the Matrix III, communicating findings and discoveries to one another with respect to the Matrix III and exchanging information related to such collaboration and (c) give exclusive responsibility, following the Matrix III Commercialization Date (as defined herein), to (i) MTF to Process quantities of the Matrix III using human tissue procured by MTF and fulfill orders for the Matrix III (x) submitted to MTF by any Third Party that places one or more orders for the Matrix III directly with MTF or (y) solicited by Orthofix and (ii) Orthofix to market the Matrix III; and

WHEREAS, the parties acknowledge that, although the Development Agreement has expired by its terms, the references to the Development Agreement herein and in the Original Agreement are nevertheless intentional and shall be construed as if the Development Agreement were still in effect;

NOW, THEREFORE, in consideration of the foregoing premises and mutual covenants contained herein, the Parties agree as follows:

ARTICLE I

AMENDMENTS

A. Initial Matrix III Forecast. Section 2.2 of the Original Agreement is hereby amended by inserting the following at the end thereof:

“Orthofix shall have submitted to MTF, not later than the thirty (30) days after the date on which the second Matrix III Development Milestone has been achieved and MTF has delivered to Orthofix the Matrix III Notice of Achievement with respect thereto, a Forecast setting forth the orders that Orthofix reasonably believes will be solicited by Orthofix during (a) the calendar quarter in which the third Matrix III Development Milestone is achieved, which will be presented in two (2) individual, consecutive forty-five (45) day periods and (b) the three calendar quarters immediately succeeding (the “Initial Matrix III Forecast”). The Initial Matrix III Forecast may be amended from time to time pursuant to the terms of this Agreement and, as so amended, will be deemed incorporated into each Forecast as aforesaid pertaining to the same calendar quarters.”

B. Matrix III Collaboration. The Original Agreement is hereby amended by inserting the following new Article VI-B immediately following Article VI-A thereof:

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“ARTICLE VI-B

MATRIX III DEVELOPMENT COLLABORATION

6B.1 General. MTF and Orthofix will engage in the Matrix III Development Collaboration upon the terms and conditions set forth in this Agreement. In furtherance of the foregoing, this Agreement will from time to time be deemed amended as hereinafter set forth to attach, respectively, the Matrix III Specifications, the Matrix III Release Criteria and the Matrix III Development Plan if and to the extent determined pursuant to the provisions hereof and subject to revision if and to the extent applicable.

6B.2 MTF Obligations. Subject to the terms and conditions of this Agreement, MTF will, during the Matrix III Development Term, use Reasonable Commercial Efforts to develop the Matrix III in a good scientific manner in accordance with applicable Law and the Matrix III Development Plan so as to meet the Matrix III Development Milestones, including, without limitation, so that the Matrix III meets the Matrix III Specifications and conforms to and complies with applicable Law. In addition, MTF will, during the Matrix III Development Term, provide consulting, medical and/or other expertise within the capability of MTF, as reasonably necessary and appropriate, in support of Orthofix’s obligations under this ARTICLE VI-B.

6B.3 Orthofix Obligations. During the Matrix III Development Term, Orthofix will timely disclose to MTF and provide information in Orthofix’s possession or within its control, as reasonably necessary or appropriate, for MTF to perform MTF’s obligations under this ARTICLE VI-B and will also provide consulting, medical and/or other expertise within the capability of Orthofix, as reasonably necessary and appropriate, in support of MTF’s performance of such obligations. Orthofix will use Reasonable Commercial Efforts to develop application tools and instruments in connection with the Matrix III, including such application tools and instruments as may be proposed by MTF and reasonably acceptable to Orthofix, and MTF will, during the Matrix III Development Term, provide consulting, medical and/or other expertise, in each case within the capability of MTF, as reasonably necessary or appropriate, in support of such activities. Orthofix will be entitled to have a representative present from time to time during normal business hours upon reasonable prior notice during the performance at any Facility of MTF of MTF’s development activities under this ARTICLE VI-B to monitor the performance of such activities, subject in all respects to all safety and security procedures reasonably adopted by MTF and communicated to Orthofix

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6B.4 Change Management Procedure. Either Party may request a change to the Matrix III Development Plan, the Matrix III Specifications (including line extensions) or the Matrix III Release Criteria at any time by giving a written request to the other Party. Any change requested by MTF will describe the requested change and explain the anticipated impact of such change on MTF’s performance of its obligation to develop the Matrix III in accordance with this Agreement, including the Matrix III Development Milestones; and in response to any change requested by MTF, Orthofix will advise MTF, as promptly as practicable, of the anticipated impact of such change on Orthofix’s performance of its obligations hereunder. Any change requested by Orthofix will describe the requested change and explain the anticipated impact of such change on Orthofix’s performance of its obligations in accordance with this Agreement; and in response to any change requested by Orthofix, MTF will advise Orthofix, as promptly as practicable, of the anticipated impact of such change on MTF’s performance of its obligation to develop the Matrix III in accordance with this Agreement, including the Matrix III Development Milestones. No change to the Matrix III Specifications, the Matrix III Development Plan or the Matrix III Release Criteria will become effective unless and until approved by the Steering Committee.

6B.5 Research Funding. Subject to Orthofix’s obligations hereunder to make payments in respect of MTF’s achievement of the Matrix III Development Milestones, each Party will pay its own costs and expenses associated with the technical expertise, scientific personnel, facilities, equipment, materials and other resources it provides in performing its obligations under this ARTICLE VI-B.

6B.6 Project Managers; Progress Reports; Steering Committee. Each Party will appoint and maintain during the Matrix III Development Term a project manager who will be primarily responsible to the other Party for all communications relating to the performance of the appointing Party’s obligations under this ARTICLE VI-B (“Matrix III Project Manager”). At each meeting of the Steering Committee during the Matrix III Development Term, each Party will provide the other Party a report on the performance of its obligations under this ARTICLE VI-B so as to enable the Steering Committee to evaluate the progress of the Matrix III Collaboration and the work performed in relation to the Matrix III Development Plan. Each Party will provide to the Steering Committee such other information as may be reasonably requested by the Steering Committee relating to the progress of the Matrix III Collaboration in accordance with the Matrix III Development Plan. In addition to its authority set forth under Section 3.3 hereof, the Steering Committee is authorized to take the following action: (i) review and evaluate data and progress of the activities under the Matrix III Development Plan; (ii) subject to the terms and provisions of this Agreement, resolve any issues and questions that may arise with respect to the Matrix III Development Plan or the Matrix III Collaboration; (iii) ensure open

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

communication between the Parties as related to the Matrix III Collaboration and as provided under this Agreement; (iv) determine the initial Matrix III Specifications (based on MTF’s proposal with respect thereto) and approve any changes thereto (including any line extensions), and determine the initial Matrix III Development Plan and the initial Matrix III Release Criteria, and approve any changes thereto, in accordance with the change management procedures set forth in Section 6B.4 of this Agreement; and (v) manage and supervise the activities of the Parties under the Matrix III Development Plan and the Matrix III Collaboration.

6B.7 Milestone Payments. Orthofix will make the following one-time, non-refundable payments to MTF upon the completion of the applicable milestones described below (each a “Matrix III Development Milestone” and, collectively the “Matrix III Development Milestones”) as confirmed by Orthofix pursuant to the procedures set forth in Section 6B.8. The payment amount for each Matrix III Development Milestone is paid only once.

Development Milestones
No.	Description	Payment Amount
1	Execution of Amendment No. 3 by MTF and Orthofix	$500,000
2	Determination of the initial Matrix III Specifications by the Steering Committee or otherwise pursuant to ARTICLE XIX and delivery of the Matrix III Pre-Clinical Data Package that confirms that the Matrix III meets the Matrix III Specifications.	$250,000
3

Creation by MTF of an inventory of a commercially-saleable quantity of the Matrix III that is sufficient to satisfy fifty percent (50%) of Orthofix’s requirements for the Matrix III as set forth in the initial forty-five (45) day forecast reflected in the Initial Matrix III Forecast, as may be amended pursuant to the terms of this Agreement; and MTF’s demonstration that its work in process supports the ongoing release by MTF, on a daily basis, of sufficient commercially-saleable quantities of the Matrix III to satisfy Orthofix’s daily requirements of the remaining fifty percent (50%) of Orthofix’s requirements for the Matrix III as set forth in the initial forty-five (45) day forecast reflected in the Initial Matrix III Forecast, as may be amended pursuant to the terms of this Agreement.

		$150,000

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

6B.8 Matrix III Milestone Determination Procedures.

(a) Payment Obligations. MTF will, in each case, provide to Orthofix written notice (the “Matrix III Notice of Achievement”) in the event it has achieved a Matrix III Development Milestone (other than the first Matrix III Development Milestone, which shall be deemed achieved upon execution and delivery of Amendment No. 3 by both Parties; and it being acknowledged and agreed that the Matrix III Notice of Achievement with respect to the third Matrix III Development Milestone may not be provided unless and until MTF has achieved the second Matrix III Development Milestone and provided to Orthofix the Matrix III Notice of Achievement with respect thereto). Subject to the foregoing, as soon as reasonably practicable following the date of the Matrix III Notice of Achievement of each Matrix III Development Milestone and in any event within ten (10) business days after the date of the Matrix III Notice of Achievement of any such Matrix III Development Milestone, Orthofix will pay to MTF the applicable payment amount for such Matrix III Development Milestone set forth in Section 6B.7; provided, however, that each such payment shall be subject to Orthofix’s confirmation, as hereinafter set forth, that the Matrix III Development Milestone covered by such Matrix III Notice of Achievement has been achieved and in no event will Orthofix be liable for, and MTF will not be entitled to, the applicable payment amount for any Matrix III Development Milestone that is not achieved.

(b) Standards for Confirmation. Orthofix shall have the right to withhold payment due in respect of a Matrix III Notice of Achievement covering the second Matrix III Development Milestone solely in the event that (i) MTF has not provided a Notice of Achievement with respect thereto, or (ii) the initial Matrix III Specifications have not been determined by the Steering Committee or otherwise pursuant to ARTICLE XIX, or (iii) the data contained in the Matrix III Pre-Clinical Data Package fails reasonably to indicate that the Matrix III meets the Matrix III Specifications. Orthofix shall have the right to withhold payment due in respect of a Matrix III Notice of Achievement covering the third Matrix III Development Milestone solely in the event that (i) MTF has not provided a Notice of Achievement with respect thereto or with respect to the second Matrix III Development Milestone, or (ii) the results of a physical inventory of the Matrix III and inspection of MTF’s books and records related to the production of the Matrix III fail reasonably to demonstrate the existence of the required amount of inventory and work in process and the capacity to support ongoing release of the Matrix III.

(c) Dispute Resolution. If Orthofix disagrees with MTF’s claim regarding the achievement of a Matrix III Development Milestone as set forth in a Matrix III Notice of Achievement, then Orthofix will refer the dispute to the Steering Committee as promptly as practicable and, in any event, prior to the date on which payment relating thereto is due, and will provide the Steering

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Committee with an explanation of the basis for Orthofix’s determination that the applicable Matrix III Development Milestone was not achieved on the date claimed by MTF. The Steering Committee will meet as promptly as practicable to resolve the dispute. If the Steering Committee has not resolved the dispute within ten (10) business days after referral of the dispute by Orthofix, the dispute will be resolved in accordance with ARTICLE XIX. In the event of any determination by the Steering Committee or pursuant to ARTICLE XIX that a Matrix III Development Milestone has not been achieved as set forth in a Matrix III Notice of Achievement, MTF shall thereafter deliver to Orthofix a new Matrix III Notice of Achievement in the event it has achieved such Development Milestone.”

C. Representations and Warranties of MTF. The first paragraph of Article VIII of the Original Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

“Except for the representations and warranties in Section 8.7(a), Section 8.7(b), Section 8.7(c) and Section 8.8, each of which will be given for the entire Term, MTF hereby represents and warrants to Orthofix as of the Effective Date, and again as of the Amendment No. 2 Effective Date and again as of the Amendment No. 3 Effective Date, as follows:”

D. Representations and Warranties of Orthofix. The first paragraph of Article IX of the Original Agreement is hereby deleted in its entirety, and the following is inserted in lieu thereof:

“Orthofix hereby represents and warrants to MTF as of the Effective Date, and again as of the Amendment No. 2 Effective Date and again as of the Amendment No. 3 Effective Date, as follows:”

E. Specifications. Section 10.1 of the Original Agreement is hereby amended by inserting the following after the second sentence thereof:

“The Matrix III Specifications and the Matrix III Release Criteria shall be added to Exhibits C and D, respectively, upon approval by the Steering Committee, and each of the foregoing may be subsequently amended in accordance with Section 6B.4 (if prior to the Matrix III Commercialization Date) or in accordance with Section 10.4 (in all other cases).”

F. Infringement Claims. (i) Section 14.1 of the Original Agreement is hereby amended by deleting Sub-paragraph (i) thereunder and inserting the following in lieu thereof:

“(i) the provisions of clause (d) immediately preceding shall not extend to, and Orthofix shall have no obligations to MTF under clause (d) immediately preceding with respect to, any Matrix II Infringement Claim or any Matrix III Infringement Claim; and”

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

(ii) Section 14.2 of the Original Agreement is hereby amended by deleting “and” immediately before clause (d) and inserting the following at the end thereof immediately prior to the period:

“and (e) any Matrix III Infringement Claim; provided, however, that (i) in the event of a Matrix III Infringement Claim or a reasonable determination by MTF that a Matrix III Infringement Claim is likely to be initiated, MTF will have the right to direct Orthofix, by written notice, to cease marketing the Matrix III during the period beginning upon Orthofix’s receipt of such notice and continuing until Orthofix’s receipt of written notice from MTF that the Matrix III Infringement Claim has been satisfactorily resolved in MTF’s reasonable determination or is no longer expected to be initiated (the “Matrix III Cessation Period”), and MTF will have no obligation to indemnify or hold harmless Orthofix or any other Person otherwise indemnified hereunder from or against any Damages attributable to any development or marketing of the Matrix III during the Matrix III Cessation Period”

G. Notices. The addresses for notices to Orthofix are hereby deleted from Section 20.8 of the Original Agreement in their entirety, and the following is inserted in lieu thereof:

“If to Orthofix:

Orthofix Holdings, Inc. (c/o Orthofix International N.V.)

3451 Plano Parkway

Lewisville, TX 75056

Attention: Chief Executive Officer and General Counsel

Facsimile No.: (440) 445-0504

Hogan Lovells US LLP

7930 Jones Branch Drive

Ninth Floor

McLean, VA 22102

Attention: Cullen G. Taylor

Facsimile No.: (703) 610-6200”

H. Definitions. (a) Addendum 1 of the Original Agreement is hereby amended by inserting the following definitions in appropriate alphabetical sequence, respectively:

“Amendment No. 3” means that certain Amendment No. 3 to Matrix Commercialization Collaboration Agreement dated June 25, 2013 entered into by the Parties.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Amendment No. 3 Effective Date” has the meaning set forth in Amendment No. 3.

“Initial Matrix III Forecast” has the meaning set forth in Section 2.2.

“Matrix III” has the meaning set forth in the Recitals.

“Matrix III Cessation Period” has the meaning set forth in Section 14.2.

“Matrix III Commercialization Date” means the date of completion of the last Matrix III Development Milestone pursuant to the Matrix III Development Plan.

“Matrix III Development Collaboration” means the development of the Matrix III undertaken by the Parties pursuant to the terms and conditions of ARTICLE VI-B of this Agreement.

“Matrix III Development Milestones” has the meaning set forth in Section 6B.7.

“Matrix III Development Plan” means the plan for development of the Matrix III initially determined by the Steering Committee, as subsequently amended from time to time in accordance with the procedures set forth in this Agreement.

“Matrix III Development Term” means the period commencing on June 25, 2013 and continuing until the completion of the last Matrix III Development Milestone.

“Matrix III Infringement Claim” means any Third Party claim that the exploitation of the Matrix III Subject Intellectual Property in the development, Processing, supply or distribution under this Agreement and for purposes of the Collaboration of the Matrix III in accordance with the Matrix III Specifications violates the intellectual property rights of a Third Party and/or infringes the valid claim of an existing Patent of a Third Party; it being understood that a Third Party Claim regarding the development, Processing, supply or distribution of the Matrix III independent of the Collaboration shall not be within the definition of Matrix III Infringement Claim.

“Matrix III Notice of Achievement” has the meaning set forth in Section 6B.8(a).

“Matrix III Pre-Clinical Data Package” means the following data, to be obtained in accordance with criteria determined by the Steering Committee consistent with this Agreement, of completed Matrix III after thawing as it would be used in clinical practice:

[*]

“Matrix III Project Manager” has the meaning set forth in Section 6B.6.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Matrix III Release Criteria” means the procedures and release criteria for verification that each Lot of the Matrix III complies with the Matrix III Specifications to be determined initially by the Steering Committee and set forth in Exhibit D attached hereto, as subsequently amended from time to time in accordance with the procedures set forth in this Agreement.

“Matrix III Specifications” means the specifications for the Matrix III to be initially determined by the Steering Committee (based on MTF’s proposal with respect thereto) and set forth in Exhibit C attached hereto, as subsequently amended from time to time in accordance with the procedures set forth in this Agreement.

“Matrix III Subject Intellectual Property” means any intellectual property exploited, in any manner, directly or indirectly, in whole or in part, in connection with the Matrix III and not also exploited in any manner, directly or indirectly, in whole or in part, in connection with the Matrix I or Matrix II.

“Third Phase Developed Technology” means (a) all Technology, Inventions and Know-How arising during the Matrix III Development Term under or in connection with the activities of the Parties pursuant to the Matrix III Development Plan under ARTICLE VI-B hereof, and all Improvements after the beginning of the Matrix III Development Term and during the remainder of the Term with respect thereto, including, without limitation, all Patents relating to the foregoing, and (b) all Improvements to the First Phase Developed Technology and the Second Phase Developed Technology made after the beginning of the Matrix III Development Term and during the remainder of the Term, including, without limitation, all Patents relating to the foregoing.

(i) Addendum 1 of the Original Agreement is further amended by deleting the definitions of “Collaboration”, “Developed Technology”, “Existing MTF Technology”, “Existing Orthofix Technology”, “Matrix”, “Minimum Service Fee” and “Second Phase Developed Technology” and inserting the following in lieu thereof, respectively:

“Collaboration” means the Processing and Commercialization of the Matrix pursuant to the terms and conditions of this Agreement, and except for purposes of Section 2.7, the Matrix II Development Collaboration and the Matrix III Development Collaboration.

“Developed Technology” means the First Phase Developed Technology, the Second Phase Developed Technology and the Third Phase Developed Technology.

“Existing MTF Technology” means (a) for all purposes of this Agreement other than Section 7.1(a)(ii), such Technology, Inventions and Know-How Controlled by MTF (x) in existence as of the date of this Agreement (including, without limitation, all Patents), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix III Development

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

Term (including, without limitation, all Patents, but excluding First Phase Developed Technology and the Second Phase Developed Technology), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix, and (b) solely for purposes of Section 7.1(a)(ii), such Technology, Inventions and Know-How Controlled by MTF (x) in existence as of the Effective Date (including, without limitation, all Patents), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix III Development Term (including, without limitation, all Patents, but excluding First Phase Developed Technology and Second Phase Developed Technology), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix.

“Existing Orthofix Technology” means (a) for all purposes of this Agreement other than Section 7.1(b)(ii), such Technology, Inventions and Know-How Controlled by Orthofix (x) in existence as of the date of this Agreement (including, without limitation, all Patents), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix III Development Term (including, without limitation, all Patents, but excluding First Phase Developed Technology and the Second Phase Developed Technology), in each case solely insofar as necessary or useful for making, using, selling, offering to sell and importing the Matrix, and (b) solely for purposes of Section 7.1(b)(ii), such Technology, Inventions and Know-How Controlled by Orthofix (x) in existence as of the Effective Date (including, without limitation, all Patents), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix and (y) in existence as of the beginning of the Matrix III Development Term (including, without limitation, all Patents, but excluding First Phase Developed Technology and Second Phase Developed Technology), in each case solely insofar as necessary for making, using, selling, offering to sell and importing the Matrix.

“Matrix” means the Matrix I, the Matrix II and the Matrix III, and each of them; provided, however, that, prior to the Matrix II Commercialization Date, each reference to “Matrix” under ARTICLES II (except for Section 2.9), IV, V, X and XII, and under Section 7.3, the proviso under Section 17.1 and under Section 17.3 means the Matrix I; and provided further, that, prior to the Matrix III Commercialization Date, each reference to “Matrix” under ARTICLES II (except for Section 2.9), IV, V, X and XII, and under Section 7.3, the proviso under Section 17.1 and under Section 17.3 means the Matrix I and the Matrix II.

“Minimum Service Fee” means $[*]per cc of the Matrix I, $[*] per cc of the Matrix II and $[*] per cc of the Matrix III.

“Release Criteria” means the Matrix I Release Criteria, the Matrix II Release Criteria and the Matrix III Release Criteria, as the case may be; provided, however, that, prior to the Matrix II Commercialization Date, each reference to “Release Criteria” under ARTICLE X means the Matrix I Release Criteria; and provided further, that prior to the Matrix III Commercialization Date, each reference to “Release Criteria” under ARTICLE X means the Matrix I Release Criteria and the Matrix II Release Criteria.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

“Second Phase Developed Technology” means (a) all Technology, Inventions and Know-How arising during the Matrix II Development Term under or in connection with the activities of the Parties pursuant to the Matrix II Development Plan under ARTICLE VI-A hereof, and all Improvements after the beginning of the Matrix II Development Term and prior to the beginning of the Matrix III Development Term with respect thereto, including, without limitation, all Patents relating to the foregoing, and (b) all Improvements to the First Phase Developed Technology made after the beginning of the Matrix II Development Term and prior to the beginning of the Matrix III Development Term, including, without limitation, all Patents relating to the foregoing.

“Specifications” means the Matrix I Specifications, the Matrix II Specifications and the Matrix III Specifications, as the case may be; provided, however, that, prior to the Matrix II Commercialization Date, each reference to “Specifications” under ARTICLE X means Matrix I Specifications; and provided further, that prior to the Matrix III Commercialization Date, each reference to “Specifications” under ARTICLE X means the Matrix I Specifications and the Matrix II Specifications.

(ii) Addendum 1 of the Original Agreement is further amended by adding the phrase “development of the Matrix III and the” immediately following the phrase “development of the Matrix II” contained under the definition of “Reasonable Commercial Efforts”.

ARTICLE II

MISCELLANEOUS

A. The Parties each hereby acknowledge and agree that, by entering into this Amendment No. 3, they have satisfied any obligations under Section 6.2 of the Original Agreement with respect to the Matrix III as a Product Concept thereunder. In addition, and without limiting any provision of Article IX of the Original Agreement, as amended hereby, Orthofix hereby represents, warrants and confirms to MTF that it has complied with the provisions of the NuVasive License (as defined in the Original Agreement), including, without limitation, Section 3.2 thereof, with respect to this Amendment\

B. Except as amended hereby, the Original Agreement shall remain in full force and effect.

C. This Amendment may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together will constitute one and the same instrument.

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed and delivered as of the date first written above.

MUSCULOSKELETAL TRANSPLANT FOUNDATION, INC.		ORTHOFIX HOLDINGS, INC.

By	/s/ Bruce Stroever	By	/s/ Michael Finegan

[*]	Certain confidential information contained in this document, marked with an asterisk in brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.